Master Treasury Trust
File Number: 811-21298
CIK Number: 1186244
For the Period Ending: 09/30/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six months ended September 30, 2003.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/21/2003	$13,039	US Treasury Bills	1.24%	05/22/2003
06/04/2003	47,000	US Treasury Bills	1.23	06/26/203